                                                                    EXHIBIT 24

                              POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of EntreMed, Inc. a corporation organized under the laws of the state of Delaware (the "Corporation"), hereby constitutes and appoints John W. Holaday, James Johnson and Robert B. Ott and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents for him and her on his or her behalf and in his or her name, place and stead, in all cases with full power of substitution and resubstitution, in any and all capacities, to sign, execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 or any other appropriate form, all amendments (including post-effective amendments) thereto and any related registration statement filed in accordance with Rule 462(b) under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration of shares of common stock, par value $0.01 per share, of the Corporation issuable pursuant to the Corporation's 2001 Long-Term Incentive Plan, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS HEREOF, the undersigned director and/or officer has hereunto set his or her hand and seal, as of the date specified.

Signature                        Title                             Date
---------                        -----                             ----
/s/ John W. Holaday, Ph.D.       Co-Chairman of the Board and      July 9, 2001
--------------------------       Chief Executive Officer
John W. Holaday, Ph.D.

/s/ Dane Saglio                  Principal Accounting and          August 16, 2001
--------------------------       Financial Officer
Dane Saglio

/s/ Wendell M. Starke            Co-Chairman of the Board and      June 27, 2001
--------------------------       Director
Wendell M. Starke

/s/ Donald S. Brooks             Vice President, Legal Affairs     July 19, 2001
--------------------------       and Director
Donald S. Brooks

/s/ Jerry Finkelstein            Director                          July 19, 2001
--------------------------
Jerry Finkelstein

/s/ Jennie C. Hunter-Cevera      Director                          July 19, 2001
---------------------------
Jennie C. Hunter-Cevera

/s/ Peter S. Knight              Director                          June 28, 2001
--------------------------
Peter S. Knight

/s/ Mark C. M. Randall           Director                          July 19, 2001
-----------------------------
Mark C.M. Randall